PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
www.peoplesbancorp.com

 NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Edward G. Sloane
April 20, 2010		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP INC. ANNOUNCES FIRST QUARTER RESULTS
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced net income available to common shareholders of $0.8 million for the first quarter of 2010, representing diluted earnings per common share of $0.08, comparable to the fourth quarter of 2009 (or “linked quarter”).  First quarter 2009 net income available to common shareholders was $3.9 million, or $0.37 per diluted common share.
Summary points regarding first quarter results:
o
Nonperforming assets decreased $5 million, or 12%, and comprised 1.79% of total assets at March 31, 2010, versus 2.03% at year-end 2009, due mostly to write-downs on existing nonaccrual commercial loans.  These write-downs produced a moderate increase in net loan charge-offs versus the prior quarter, to $7.2 million.  At March 31, 2010, the allowance for loan losses stood at $26.6 million, or 89% of nonperforming loans compared to 79% at year-end 2009.  First quarter 2010 provision for loan losses was $6.5 million, or 2.49% of average loans on an annualized basis.

o
First quarter 2010 net charge-offs and provision for loan losses included the impact of a $1.5 million write-down on an existing $5.4 million nonaccrual commercial real estate loan.  This write-down resulted from Peoples’ negotiating a reduced payoff amount in connection with a sale of the underlying collateral, which is expected to occur during the second quarter of 2010.

o
Peoples recognized a non-cash pre-tax other-than-temporary impairment charge of $1.0 million ($0.6 million or $0.06 per common share after-tax) in the first quarter of 2010, which represented the write-off of Peoples’ remaining investment in collateralized debt obligation securities.

o
Peoples’ capital levels remained strong and substantially higher than the regulatory minimum amount needed to be considered “well capitalized”.  Total Risk-Based Capital ratio was 16.83% at quarter-end, while tangible common equity was 7.07% of tangible assets.

o
Net interest income and margin were stable at $15.4 million and 3.52%, as proactive efforts to lower funding costs by reducing higher-cost, non-core deposits offset the continued downward pressure on asset yields from historically low market interest rates.

o
First quarter non-interest income increased 3% from the linked quarter, to $8.0 million, driven mostly by continued improvement in fiduciary income and recognition of performance based insurance income, which is received annually in the first quarter.  Year-over-year, lower non-interest income reflected reduced secondary market loan production and related gains on sales of loans from decreased mortgage refinancing activity in 2010.

o
Total non-interest expense was $14.6 million, matching the prior quarter and consistent with the first quarter of 2009, as reductions in various operating expenses attributable to ongoing cost control initiatives were offset by costs associated with foreclosed real estate and higher FDIC insurance expense versus a year ago.

o
Retail deposit balances grew $43 million, or 3%, during the first quarter of 2010, due mostly to a 13% increase in money market balances.  Non-interest-bearing deposits increased 2%, topping $200 million at quarter-end.  These funds were used to reduce borrowed funds by 10% compared to year-end 2009.

o	Total loan balances were essentially unchanged during the first quarter of 2010, as new loan production was matched by charge-offs on impaired commercial loans and normal loan paydowns.

 “Overall, we believe first quarter results reflect success in several key areas,” said Mark F. Bradley, President and Chief Executive Officer.  “We made good progress towards our goal of reducing problem loans, while maintaining sound capital, liquidity and loan loss reserve positions.  Our core earnings stream remained solid due to cost control efforts and stable revenues.  While investment impairment losses reduced earnings, our exposure to high risk securities within the investment portfolio was significantly reduced.”

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First Quarter 2010 Earnings Release
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In the first quarter of 2010, Peoples maintained net interest income and margin at $15.4 million and 3.52%, respectively, comparable to both the linked and prior year quarters, as reduced interest expense was matched by decreased interest income.  First quarter 2010 interest income was down 4% versus the fourth quarter of 2009 and 11% compared to first quarter 2009, reflecting the impact of lower reinvestment rates on earning asset yields in the current interest rate environment.  In comparison, first quarter 2010 interest expense continues to benefit from management’s ongoing efforts to decrease funding costs by repaying wholesale funding and more selectively pricing higher-cost non-core deposits.
 “We are pleased with a stable net interest income and margin considering the low interest rate environment,” said Edward G. Sloane, Chief Financial Officer and Treasurer.  “Our near-term balance sheet strategies will include potential modest deleveraging given the lack of attractive long-term investments and prospects of limited loan growth.  Consequently, we will continue to seek opportunities to lower overall funding costs through further reductions in non-core funding sources to minimize the impact on net interest margin.”
Non-interest income totaled $8.0 million for the first quarter of 2010, compared to $7.8 million and $8.2 million for the fourth and first quarters of 2009, respectively.  Trust and investment income increased 26% on a linked quarter basis and 47% year-over-year, due to continued improvement in market value of managed assets, coupled with recognition of $255,000 in non-recurring estate management fees.  These gains were offset by decreased mortgage banking income attributable to lower gains on sales of residential real estate loans, as refinancing activity slowed.  Non-interest income also was impacted by recognition of annual performance based insurance revenue received during the first quarter, which totaled $585,000 in 2010 versus $768,000 in 2009.
First quarter 2010 non-interest expense was $14.6 million, equaling the prior quarter and flat year-over-year. During the first quarter of 2010, Peoples incurred additional expenses for other real estate owned  (“OREO”) relating to two large commercial properties added in late fourth quarter 2009, as well as modestly higher FDIC insurance expense compared to the same period a year ago.  The overall impact of these items on total non-interest expense was offset by reductions in other major non-interest expenses in response to various cost control initiatives implemented in the second half of 2009.
 “A key part of our 2010 operating goals involves strategically reducing operating expenses and improving operating efficiencies,” said Sloane.  “Although total non-interest expense was impacted by problem loan workout costs, other operating expense categories were in line with our expectations for the first quarter.”
In the first quarter of 2010, Peoples recorded a $1.0 million other-than-temporary impairment (“OTTI”) loss related to two equity tranche collateralized debt obligation (“CDO”) investment securities, consisting mostly of bank-issued trust preferred securities.  Management concluded these investments were total losses based upon its updated evaluation of the credit quality of the underlying issuers during the first quarter and resulting estimates of cash flows to be received from the securities.  With the first quarter 2010 OTTI loss, Peoples no longer has any exposure to CDO investments within its portfolio.  Further, these CDO securities were the only securities in Peoples’ investment portfolio identified by management as possessing a substantial risk of loss.
Peoples’ income tax expense of $111,000 for the first quarter of 2010 included the entire $345,000 tax benefit associated with the OTTI loss recognized during the quarter.  Management anticipates Peoples’ effective tax rate to approximate 19% for each of the remaining three quarters of 2010.
At March 31, 2010, gross portfolio loan balances totaled $1.05 billion, basically unchanged since December 31, 2009.  During the first quarter of 2010, Peoples grew commercial loans, which was matched by reductions in consumer and residential real estate loan balances.  Loan balances also were impacted by charge-offs on several existing impaired commercial loans, which were written down to estimated net realizable value of the underlying collateral.
First quarter 2010 net loan charge-offs were $7.2 million, or 2.76% of average loans on an annualized basis, compared to $5.7 million, or 2.14%, and $2.9 million, or 1.07%, for the fourth and first quarters of 2009, respectively.  Approximately $5.9 million of first quarter 2010 charge-offs reflected additional write-downs on commercial loans considered impaired in prior quarters.  As a result, total nonperforming assets were $35.9 million, or 1.79% of total assets, at March 31, 2010, down from $40.7 million, or 2.03%, at December 31, 2009.
“Our focused attention on reducing problem loans is producing positive results,” commented Sloane.  “While some workout efforts required additional write-downs in the first quarter 2010, we believe Peoples’ overall asset quality showed signs of continued stabilization in the first quarter.”
The improvement in asset quality during the first quarter of 2010 resulted in Peoples’ allowance for loan losses decreasing $0.7 million to $26.6 million, or 2.53% of total loans, from $27.3 million, or 2.59%, at December 31, 2009.  To maintain the adequacy of the allowance for loan losses, Peoples recorded a first quarter 2010 provision for loan losses of $6.5 million versus $6.8 million last quarter and $4.1 million in the first quarter of 2009.

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First Quarter 2010 Earnings Release
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Total retail deposit balances grew $42.8 million, or 13% annualized, during the first quarter of 2010, due mostly to increased interest-bearing balances.  Money market balances increased $32.9 million at quarter-end, totaling $296.2 million versus $263.3 million at year-end 2009.  Much of this growth was a result of a single commercial customer depositing $20 million into a money market account, of which half was transferred from a matured certificate of deposit (“CDs”) and the other half from another financial institution.  The remaining growth was attributable to Peoples maintaining a competitive rate on its money market accounts.  Total savings account balances were down $4.1 million since December 31, 2009, as seasonal growth in consumer deposit balances largely offset a $9.6 million decline attributable to Peoples’ planned reduction in public fund deposit balances.  Total non-interest-bearing balances increased $3.3 million to $201.3 million at March 31, 2010, compared to year-end 2009.  Peoples used the funds generated from retail deposit growth to repay maturing brokered CDs and other wholesale funding.  As a result, total borrowed funds decreased $33.1 million, or 10%, during the first quarter of 2010.
Peoples Bancorp Inc. is a diversified financial products and services company with $2.0 billion in assets, 47 locations and 39 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank); and Peoples Insurance Agency, LLC.  Peoples’ common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

Conference Call to Discuss Earnings:
Peoples will conduct a facilitated conference call to discuss first quarter 2010 results of operations today at 11:00 a.m., Eastern Daylight Savings Time, with members of Peoples’ executive management participating.  Analysts, media and individual investors are invited to participate in the conference call by calling (800) 860-2442.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for one year.

Safe Harbor Statement:
Certain statements made in this news release regarding Peoples’ financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.
These forward-looking statements reflect management’s current expectations based on all information available and its knowledge of Peoples’ business and operations.  Additionally, Peoples’ financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially.  These factors include, but are not limited to: (1) continued deterioration in the credit quality of Peoples’ loan portfolio could occur due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected, which may adversely impact the provision for loan losses; (2) competitive pressures among financial institutions or from non-financial institutions, which may increase significantly; (3) changes in the interest rate environment, which may adversely impact interest margins; (4) changes in prepayment speeds, loan originations, sale volumes and charge-offs, which may be less favorable than expected and adversely impact the amount of interest income generated; (5) general economic conditions and weakening in the real estate market, either nationally or in the states in which Peoples and its subsidiaries do business, which may be less favorable than expected; (6) political developments, wars or other hostilities, which may disrupt or increase volatility in securities markets or other economic conditions; (7) legislative or regulatory changes or actions, which may adversely affect the business of Peoples and its subsidiaries; (8) changes in accounting standards, policies, estimates or procedures may adversely affect Peoples’ reported financial condition or results of operations; (9) adverse changes in the conditions and trends in the financial markets, which may adversely affect the fair value of securities within Peoples’ investment portfolio; (10) a delayed or incomplete resolution of regulatory issues that could arise; (11) Peoples’ ability to receive dividends from its subsidiaries; (12) Peoples’ ability to maintain required capital levels and adequate sources of funding and liquidity; (13) the impact of larger or similar financial institutions encountering problems, which may adversely affect the banking industry and/or Peoples; (14) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (15) the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations; and (16) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the Securities and Exchange Commission (“SEC”), including those risk factors included in the disclosures under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

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First Quarter 2010 Earnings Release
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Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.
As required by U.S. GAAP, Peoples is required to evaluate the impact of subsequent events through the filing date of its March 31, 2010 consolidated financial statements on Form 10-Q with the SEC.  Accordingly, subsequent events could occur that may cause Peoples to update its critical accounting estimates and to revise its financial information from that which is contained in this release.

PER COMMON SHARE DATA AND SELECTED RATIOS

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
PER COMMON SHARE:
Earnings per share:
Basic	$0.08	$0.07	$0.37
Diluted	$0.08	$0.07	$0.37
Cash dividends declared per share	$0.10	$0.10	$0.23
Book value per share	$19.43	$19.80	$18.55
Tangible book value per share (a)	$13.15	$13.48	$12.14
Closing stock price at end of period	$16.48	$9.68	$12.98

SELECTED RATIOS:
Return on average equity (b)	2.19%	1.98%	7.91%
Return on average common equity (b)	1.58%	1.36%	8.27%
Return on average assets (b)	0.26%	0.24%	0.84%
Efficiency ratio (c)	60.07%	60.55%	58.59%
Net interest margin (b)(d)	3.52%	3.50%	3.52%
Dividend payout ratio (e)	131%	149%	62%

(a)
This ratio represents a non-GAAP measure since it excludes the balance sheet impact of intangible assets acquired through acquisitions on stockholders’ equity.  Additional information regarding the calculation of this ratio is included at the end of this release.

(b)	Ratios are presented on an annualized basis.
(c)	Non-interest expense (less intangible amortization) as a percentage of fully tax-equivalent net interest income plus non-interest income (less securities and asset disposal gains/losses).
(d)	Information presented on a fully tax-equivalent basis.
(e)	Dividends declared on common shares as a percentage of net income available to common shareholders.

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First Quarter 2010 Earnings Release
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CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	March 31,
(in $000’s)	2010	2009	2009
Interest income	$23,457	$24,554	$26,334
Interest expense	8,016	9,137	10,807
Net interest income	15,441	15,417	15,527
Provision for loan losses	6,501	6,756	4,063
Net interest income after provision for loan losses	8,940	8,661	11,464

Gross impairment losses on investment securities	(820)	(1,011)	–
Less: Non-credit losses included in other
comprehensive income	166	766	–
Net other-than-temporary impairment losses	(986)	(1,777)	–

Net gain on securities transactions	16	582	326
Net gain (loss) on asset disposals	17	–	(119)

Non-interest income:
Insurance income	2,411	2,012	2,745
Deposit account service charges	2,298	2,672	2,399
Trust and investment income	1,556	1,238	1,058
Electronic banking income	1,088	1,025	923
Mortgage banking income	235	335	601
Bank owned life insurance	185	244	299
Other non-interest income	241	256	212
Total non-interest income	8,014	7,782	8,237

Non-interest expense:
Salaries and employee benefit costs	7,377	7,356	7,524
Net occupancy and equipment	1,518	1,390	1,472
Professional fees	692	859	741
Foreclosed real estate and other loan expenses	646	332	295
FDIC insurance	617	660	487
Electronic banking expense	605	620	672
Data processing and software	570	713	537
Franchise taxes	373	308	423
Amortization of intangible assets	245	296	330
Other non-interest expense	1,932	2,038	2,021
Total non-interest expense	14,575	14,572	14,502
Income before income taxes	1,426	676	5,406
Income tax expense (benefit)	111	(538)	1,211
Net income	$1,315	$1,214	$4,195
Preferred dividends	513	512	341
Net income available to common shareholders	$802	$702	$3,854

PER COMMON SHARE DATA:
Earnings per share:
Basic	$0.08	$0.07	$0.37
Diluted	$0.08	$0.07	$0.37
Cash dividends declared per share	$0.10	$0.10	$0.23

Weighted-average shares outstanding:
Basic	10,391,542	10,376,956	10,344,862
Diluted	10,400,243	10,387,400	10,355,280

Actual shares outstanding (end of period)	10,408,096	10,374,637	10,343,974

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First Quarter 2010 Earnings Release
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CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in $000’s)	2010	2009

Assets
Cash and cash equivalents:
Cash and due from banks	$28,114	$29,969
Interest-bearing deposits in other banks	23,927	11,804
Total cash and cash equivalents	52,041	41,773

Available-for-sale investment securities, at fair value (amortized cost of $700,700
at March 31, 2010 and $706,444 at December 31, 2009)	715,786	726,547
Held-to-maturity investment securities, at amortized cost (fair value of $2,944
at March 31, 2010 and $963 at December 31, 2009)	2,963	963
Other investment securities, at cost	24,356	24,356
Total investment securities	743,105	751,866

Loans, net of deferred fees and costs	1,051,288	1,052,058
Allowance for loan losses	(26,553)	(27,257)
Net loans	1,024,735	1,024,801

Loans held for sale	1,901	1,874
Bank premises and equipment, net of accumulated depreciation	24,464	24,844
Bank owned life insurance	53,108	52,924
Goodwill	62,520	62,520
Other intangible assets	2,837	3,079
Other assets	38,560	38,146
Total assets	$2,003,271	$2,001,827

Liabilities
Deposits:
Non-interest-bearing deposits	$201,337	$198,000
Interest-bearing deposits	1,233,713	1,197,886
Total deposits	1,435,050	1,395,886

Short-term borrowings	49,714	76,921
Long-term borrowings	240,206	246,113
Junior subordinated notes held by subsidiary trust	22,539	22,530
Accrued expenses and other liabilities	14,920	16,409
Total liabilities	1,762,429	1,757,859

Stockholders' Equity
Preferred stock, no par value (50,000 shares authorized, 39,000 shares issued
at March 31, 2010 and December 31, 2009)	38,568	38,543
Common stock, no par value (24,000,000 shares authorized, 11,048,796 shares
issued at March 31, 2010, and 11,031,892 shares issued at December 31, 2009),	166,071	166,227
including shares in treasury
Retained earnings	45,980	46,229
Accumulated comprehensive income, net of deferred income taxes	6,225	9,487
Treasury stock, at cost (640,700 shares at March 31, 2010, and
657,255 shares at December 31, 2009)	(16,002)	(16,518)
Total stockholders' equity	240,842	243,968
Total liabilities and stockholders' equity	$2,003,271	$2,001,827

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First Quarter 2010 Earnings Release
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SELECTED FINANCIAL INFORMATION

	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, end of period)	2010	2009	2009	2009	2009

Loan Portfolio
Commercial real estate	$501,917	$503,034	$478,518	$504,826	$498,395
Commercial and industrial	165,934	159,915	160,677	173,136	174,660
Real estate construction	34,894	32,427	67,143	54,446	62,887
Residential real estate	212,569	215,735	216,571	216,280	224,843
Home equity lines of credit	49,444	49,183	48,991	48,301	47,454
Consumer	85,231	90,144	94,374	95,161	90,741
Deposit account overdrafts	1,299	1,620	1,765	2,016	1,930
Total loans	$1,051,288	$1,052,058	$1,068,039	$1,094,166	$1,100,910

Deposit Balances
Interest-bearing deposits:
Retail certificates of deposit	$546,760	$537,549	$561,619	$596,713	$637,125
Interest-bearing demand accounts	230,688	229,232	206,514	206,866	214,922
Money market deposit accounts	296,196	263,257	245,621	228,963	227,840
Savings accounts	118,331	122,465	131,398	129,614	125,985
Total retail interest-bearing deposits	1,191,975	1,152,503	1,145,152	1,162,156	1,205,872
Brokered certificates of deposits	41,738	45,383	61,412	45,862	24,965
Total interest-bearing deposits	1,233,713	1,197,886	1,206,564	1,208,018	1,230,837
Non-interest-bearing deposits	201,337	198,000	187,011	199,572	190,754
Total deposits	$1,435,050	$1,395,886	$1,393,575	$1,407,590	$1,421,591

Asset Quality
Nonperforming assets:
Loans 90+ days past due and accruing	$ –	$411	$993	$242	$41
Nonaccrual loans	29,832	33,972	41,136	40,460	38,535
Total nonperforming loans	29,832	34,383	42,129	40,702	38,576
Other real estate owned	6,033	6,313	1,238	163	265
Total nonperforming assets	$35,865	$40,696	$43,367	$40,865	$38,841

Allowance for loan losses as a percent of
nonperforming loans	89.0%	79.3%	62.3%	56.9%	62.4%
Nonperforming loans as a percent of total loans	2.84%	3.27%	3.94%	3.72%	3.50%
Nonperforming assets as a percent of total assets	1.79%	2.03%	2.16%	2.00%	1.89%
Nonperforming assets as a percent of total loans and
other real estate owned	3.39%	3.85%	4.06%	3.73%	3.53%
Allowance for loan losses as a percent of total loans	2.53%	2.59%	2.46%	2.12%	2.19%

Capital Information(a)
Tier 1 risk-based capital ratio	15.51%	15.49%	15.06%	14.88%	14.81%
Tier 1 common ratio	10.60%	10.58%	10.30%	10.30%	10.23%
Total risk-based capital ratio (Tier 1 and Tier 2)	16.83%	16.80%	16.39%	16.22%	16.10%
Leverage ratio	9.97%	10.06%	9.82%	9.95%	9.97%
Tier 1 capital	$193,211	$192,822	$193,013	$198,041	$197,258
Tier 1 common capital	$132,103	$131,747	$131,973	$137,035	$136,285
Total capital (Tier 1 and Tier 2)	$209,647	$209,144	$209,986	$215,826	$214,373
Total risk-weighted assets	$1,245,770	$1,244,707	$1,281,318	$1,330,979	$1,331,758
Tangible equity to tangible assets (b)	9.06%	9.21%	9.21%	8.74%	8.24%
Tangible common equity to tangible assets (b)	7.07%	7.22%	7.22%	6.78%	6.31%

(a)	March 31, 2010 data based on preliminary analysis and subject to revision.
(b)
These ratios represent non-GAAP measures since they exclude the balance sheet impact of intangible assets acquired through acquisitions on both total stockholders’ equity and total assets.  Additional information regarding the calculation of these ratios is included at the end of this release.

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PROVISION FOR LOAN LOSSES INFORMATION

	Three Months Ended
	March 31,	December 31,	March 31,
(in $000’s)	2010	2009	2009
Provision for Loan Losses
Provision for checking account overdrafts	$20	$234	$63
Provision for other loan losses	6,481	6,522	4,000
Total provision for loan losses	$6,501	$6,756	$4,063

Net Charge-Offs
Gross charge-offs	$8,134	$6,159	$3,298
Recoveries	929	411	380
Net charge-offs	$7,205	$5,748	$2,918

Net Charge-Offs by Type
Commercial real estate	$5,918	$4,900	$2,521
Commercial and industrial	894	213	(39)
Residential real estate	183	250	182
Consumer	114	179	94
Home equity lines of credit	(12)	(29)	(1)
Deposit account overdrafts	108	235	161
Total net charge-offs	$7,205	$5,748	$2,918

Net charge-offs as a percent of loans (annualized)	2.76%	2.14%	1.07%

SUPPLEMENTAL INFORMATION

	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, end of period)	2010	2009	2009	2009	2009

Trust assets under management	$768,189	$750,993	$738,535	$692,823	$664,784
Brokerage assets under management	$229,324	$216,479	$210,743	$183,968	$169,268
Mortgage loans serviced for others	$230,183	$227,792	$220,605	$213,271	$199,613
Employees (full-time equivalent)	530	537	544	548	547

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CONSOLIDATED AVERAGE BALANCE SHEETS AND NET INTEREST INCOME

	Three Months Ended
	March 31, 2010			December 31, 2009			March 31, 2009
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$7,317	$4	0.23%	$15,316	$9	0.24%	$25,678	$16	0.25%
Investment securities (a)(b)	767,804	9,003	4.69%	748,286	9,222	4.93%	711,475	10,011	5.63%
Gross loans (a)	1,060,020	14,850	5.66%	1,066,410	15,702	5.85%	1,107,295	16,731	6.12%
Allowance for loan losses	(29,332)			(27,337)			(23,980)
Total earning assets	1,805,809	23,857	5.32%	1,802,675	24,933	5.51%	1,820,468	26,758	5.92%

Intangible assets	65,484			65,674			66,261
Other assets	142,240			130,467			136,756
Total assets	$2,013,533			$1,998,816			$2,023,485

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$116,572	$47	0.16%	$127,131	$178	0.56%	$118,552	$124	0.42%
Interest-bearing demand accounts	229,628	661	1.17%	215,484	774	1.42%	195,707	735	1.52%
Money market deposit accounts	273,567	656	0.97%	261,738	766	1.16%	222,649	649	1.18%
Brokered certificates of deposits	42,003	401	3.87%	49,596	499	3.99%	27,298	274	4.07%
Retail certificates of deposit	539,327	3,378	2.54%	546,860	3,855	2.80%	633,500	5,202	3.33%
Total interest-bearing deposits	1,201,097	5,143	1.74%	1,200,809	6,072	2.01%	1,197,706	6,984	2.36%

Short-term borrowings	86,143	80	0.37%	64,863	95	0.57%	69,297	169	0.98%
Long-term borrowings	265,331	2,791	4.23%	275,719	2,972	4.24%	334,896	3,654	4.39%
Total borrowed funds	351,474	2,871	3.28%	340,582	3,067	3.54%	404,193	3,823	3.80%
Total interest-bearing liabilities	1,552,571	8,014	2.09%	1,541,391	9,139	2.35%	1,601,899	10,807	2.73%

Non-interest-bearing deposits	203,158			197,102			189,121
Other liabilities	13,972			16,683			17,405
Total liabilities	1,769,701			1,755,176			1,808,425

Preferred equity	38,556			38,531			26,068
Common equity	205,276			205,109			188,992
Stockholders’ equity	243,832			243,640			215,060
Total liabilities and equity	$2,013,533			$1,998,816			$2,023,485

Net interest income/spread (a)		$15,843	3.23%		$15,794	3.16%		$15,951	3.19%
Net interest margin (a)			3.52%			3.50%			3.52%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
First Quarter 2010 Earnings Release
- Page 10 of 10 -

NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by Peoples provide information useful to investors in understanding Peoples’ operating performance and trends, and facilitate comparisons with the performance of Peoples’ peers.  The following tables summarize the non-GAAP financial measures derived from amounts reported in Peoples’ financial statements:

	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, end of period)	2010	2009	2009	2009	2009

Tangible Equity:
Total stockholders' equity, as reported	$240,842	$243,968	$244,363	$238,449	$230,307
Less: goodwill and other intangible assets	65,357	65,599	65,805	66,093	66,272
Tangible equity	$175,485	$178,369	$178,558	$172,356	$164,035

Tangible Common Equity:
Tangible equity	$175,485	$178,369	$178,558	$172,356	$164,035
Less: preferred stockholders' equity	38,568	38,543	38,518	38,494	38,470
Tangible common equity	$136,917	$139,826	$140,040	$133,862	$125,565

Tangible Assets:
Total assets, as reported	$2,003,271	$2,001,827	$2,004,754	$2,039,251	$2,055,944
Less: goodwill and other intangible assets	65,357	65,599	65,805	66,093	66,272
Tangible assets	$1,937,914	$1,936,228	$1,938,949	$1,973,158	$1,989,672

Tangible Book Value per Share:
Tangible common equity	$136,917	$139,826	$140,040	$133,862	$125,565
Common shares outstanding	10,408,096	10,374,637	10,371,357	10,358,852	10,343,974

Tangible book value per share	$13.15	$13.48	$13.50	$12.92	$12.14

Tangible Equity to Tangible Assets Ratio:
Tangible equity	$175,485	$178,369	$178,558	$172,356	$164,035
Total tangible assets	$1,937,914	$1,936,228	$1,938,949	$1,973,158	$1,989,672

Tangible equity to tangible assets	9.06%	9.21%	9.21%	8.74%	8.24%

Tangible Common Equity to Tangible Assets Ratio:
Tangible common equity	$136,917	$139,826	$140,040	$133,862	$125,565
Tangible assets	$1,937,914	$1,936,228	$1,938,949	$1,973,158	$1,989,672

Tangible common equity to tangible assets	7.07%	7.22%	7.22%	6.78%	6.31%

END OF RELEASE